UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 11, 2007

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-52006 (Commission File Number)	98-0221142 (IRS Employer Identification #)

Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2007, ICO Global Communications (Holdings) Limited (“Company”) entered into Amendment No. 1 (“Amendment”) to the Registration Rights Agreement (“Registration Rights Agreement”) between the Company and Eagle River Satellite Holdings, LLC (“Eagle River”), dated as of December 12, 2002, which term expires on December 12, 2007 (“Initial Expiration Date”).

The Registration Rights Agreement applies to 3,000,000 shares of the Company’s Class A Common Stock that Eagle River has the right to acquire pursuant to a Warrant Agreement, dated December 12, 2002. In consideration for entering into the Amendment, Eagle River will refrain from exercising its registration rights prior to the Initial Expiration Date. The Amendment extends the term of the Registration Rights Agreement by an additional two years.

Eagle River is the Company’s controlling stockholder with an economic interest of approximately 33% and a voting interest of approximately 68%.

The Amendment is filed as Exhibit 10.1 to this report. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Registration Rights Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)
By: /s/ John L. Flynn
December 17, 2007	John L. Flynn Executive Vice President, General Counsel and Corporate Secretary